                                                       Exhibit No. EX-99.h.2.a.i

                          Administrative Services Plan
                              Gartmore Mutual Funds
                     (Amended, Effective December 15, 2006)

     Section 1. This  Administrative  Services Plan (the "Plan") constitutes the administrative services plan for the classes of the funds as listed on Exhibit A
(collectively,  the  "Funds"),  each a series  of  Gartmore  Mutual  Funds  (the
"Trust"),  and is adopted  upon review and  approval by the Board of Trustees of the Trust.

     Section 2. Upon the  recommendation  of the administrator of the Funds, any officer of the Trust is  authorized  to execute and deliver,  in the name and on behalf of the Fund,  written  agreements  in  substantially  any other form duly approved  by the Board of Trustees of the Trust  ("Servicing  Agreements")  with financial  institutions  which  are  shareholders  of  record  or  which  have a servicing relationship ("Service Organizations") with the beneficial owners of a class of a Fund's  shares of  beneficial  interest  ("Shares").  Such  Servicing
Agreements  shall require the Service  Organizations  to provide  administrative support  services as set forth  therein and as described in a Fund's  applicable
Prospectus  to their  customers  who own of record or  beneficially  Shares.  In consideration for providing such services, a Service Organization will receive a fee,  computed  daily and paid monthly in the manner set forth in the  Servicing
Agreements,  and up to the  annual  rate  listed on  Exhibit A for each class of shares  owned of record  or  beneficially  by such  customers.  Any bank,  trust company, thrift institution, broker-dealer, insurance company or other financial institution  is eligible to become a Service  Organization  and to receive  fees under this Plan.  All expenses  incurred by a Fund with respect to its Shares in connection  with the Servicing  Agreements and the  implementation  of this Plan shall be borne entirely by the holders of Shares of that Fund.

     Section  3. So long as this  Plan is in  effect,  the  administrator  shall provide to a Fund's Board of Trustees,  and the Trustees shall review,  at least quarterly,  a written report of the amounts  expended  pursuant to this Plan and the purposes for which such expenditures were made.

     Section 4. The Plan shall not take effect  with  respect to the Shares of a
Fund  until  it has been  approved,  together  with  the  form of the  Servicing
Agreements,  by a vote of a majority  of the  Trustees  who are not  "interested persons" of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested  Trustees"),  cast in person  at a  meeting  called  for the  purpose  of  voting  on the Plan or such
Servicing Agreement,  provided,  however, that the Plan is not implemented prior to the effective date of the post-effective  amendment to a Fund's  registration statement describing the Plan and its implementation with respect to that Fund.

     Section  5.  Unless  sooner  terminated,  this Plan  shall  continue  until
February 27, 2007, and thereafter,  shall continue  automatically for successive annual  periods  provided such  continuance  is approved at least  annually by a majority of the Board of  Trustees,  including  a majority of the  Disinterested
Trustees.

     Section 6. This Plan may be  amended at any time with  respect to a Fund by the Board of Trustees,  provided  that any material  amendments  of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

     Section 7. This Plan is  terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

     Section 8. While this Plan is in effect,  the selection  and  nomination of those  Disinterested  Trustees  shall  be  committed  to the  discretion  of the
Disinterested Trustees of the Trust.

     Section 9. This Plan has been adopted as of February 28, 2005.

     Section 10. The Trust is a statutory  trust  organized  under the  Delaware
Statutory  Trust Act (12 Del.  C. ss.  3801 et seq) and under an  Agreement  and
Declaration  of Trust and any and all  amendments  thereto.  Pursuant to Section
3804 of the Delaware Statutory Trust Act, the debts,  liabilities,  obligations, costs,  charges,  reserves and expenses  incurred,  contracted  for or otherwise existing  with  respect  to a  particular  series,  whether  such  series is now authorized and existing pursuant to the governing  instrument of the Trust or is hereafter authorized and existing pursuant to said governing  instrument,  shall be  enforceable  against the assets  associated  with such series only,  and not against the assets of the Trust  generally  or any other  series  thereof,  and, except as otherwise  provided in the governing  instrument of the Trust, none of the debts,  liabilities,  obligations,  costs,  charges,  reserves  and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other series thereof shall be enforceable against the assets of such series.

                              GARTMORE MUTUAL FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                     (Amended, Effective December 15, 2006)

Gartmore Mid Cap Growth Leaders Fund                            A, D, R, Institutional Service
         (formerly Gartmore Millennium Growth and Nationwide
         Mid Cap Growth Fund)

Gartmore Growth Fund (formerly Nationwide Growth Fund)          A, D, R, Institutional Service

Gartmore Nationwide Fund (formerly Gartmore Total Return Fund)  A, D, R, Institutional Service

Gartmore Bond Fund                                              A, D, R
         (formerly Nationwide Bond Fund)

Gartmore Tax-Free Income Fund                                   A, D
         (formerly Nationwide Tax-Free Income Fund)

Gartmore Government Bond Fund
         (formerly Nationwide Intermediate U.S. Government      A, D, R
         Bond Fund and Nationwide Government Bond Fund)

Gartmore Money Market Fund                                      Prime, Service
         (formerly Nationwide Money Market Fund)

Gartmore S&P 500 Index Fund (formerly Nationwide S&P            A, R, Service, Institutional
         500 Index Fund)                                        Service

Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund     A, R, Institutional Service
         and Prestige Small Cap Fund)

Gartmore Large Cap Value Fund                                   A, R, Institutional Service
         (formerly Prestige Large Cap Value Fund and
         Nationwide Large Cap Value Fund)

Gartmore Short Duration Bond Fund                               A, Service, IRA
         (formerly Morley Capital Accumulation Fund,
         Nationwide Morley Capital Accumulation Fund and
         Gartmore Morley Capital Accumulation Fund)

Gartmore U.S. Growth Leaders Fund                               A, R, Institutional Service
         (formerly Nationwide Focus Fund and Gartmore
         Growth 20 Fund)

Gartmore High Yield Bond Fund                                   A, R, Institutional Service
         (formerly Nationwide High Yield Bond Fund)

Gartmore Value Opportunities Fund                               A, R, Institutional Service
         (formerly Nationwide Value Opportunities Fund)

Gartmore Enhanced Income Fund                                   A, R, Institutional Service
         (formerly Gartmore Morley Enhanced Income Fund and
         Nationwide Morley Enhanced Income Fund)

Gartmore Small Cap Index Fund (formerly Nationwide Small Cap    A, R
         Index Fund)

Gartmore Mid Cap Market Index Fund (formerly Nationwide Mid Cap A, R
         Market Index Fund)

Gartmore International Index Fund (formerly Nationwide
         International Index Fund)
                                                                A, R
Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)  A, R

Gartmore Investor Destinations Aggressive Fund                  A, R, Service
         (formerly Investor Destinations Aggressive Fund and
         Nationwide Investor Destinations Aggressive Fund)

                              GARTMORE MUTUAL FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                     (Amended, Effective December 15, 2006)
                                     Page 2

Gartmore Investor Destinations Moderately Aggressive Fund       A, R, Service
         (formerly Investor Destinations Moderately Aggressive
         Fund and Nationwide Investor Destinations Moderately
         Aggressive Fund)

Gartmore Investor Destinations Moderate Fund                    A, R, Service
         (formerly Investor Destinations Moderate Fund and
         Nationwide Investor Destinations Moderate Fund)

Gartmore Investor Destinations Moderately Conservative Fund     A, R, Service
         (formerly Investor Destinations Moderately
         Conservative Fund and Nationwide Investor Destinations
         Moderately Conservative Fund)

Gartmore Investor Destinations Conservative Fund                A, R, Service
         (formerly Investor Destinations Conservative Fund
         and Nationwide Investor Destinations Conservative
         Fund)

Gartmore Global Technology and Communications Fund              A, R, Institutional Service
         (formerly Nationwide Global Technology
         and Communications Fund)

Gartmore Global Health Sciences Fund                            A, R, Institutional Service
         (formerly Nationwide Global Life Sciences Fund)

Gartmore Emerging Markets Fund                                  A, R, Institutional Service

Gartmore International Growth Fund                              A, R, Institutional Service

Gartmore Worldwide Leaders Fund                                 A, R, Institutional Service
         (formerly Gartmore Global Leaders Fund)

Gartmore Global Financial Services Fund                         A, R, Institutional Service

Gartmore Global Utilities Fund                                  A, R, Institutional Service

Gartmore Nationwide Leaders Fund                                A, R, Institutional Service

Gartmore Micro Cap Equity Fund                                  A, R, Institutional Service

Gartmore Mid Cap Growth Fund                                    A, R, Institutional Service

Gartmore U.S. Growth Leaders Long-Short Fund (formerly          A, R, Institutional Service
         Gartmore Long-Short Equity Plus Fund)

Gartmore China Opportunities Fund                               A, R, Institutional Service

Gartmore Small Cap Growth Opportunities Fund                    A, R, Institutional Service

Gartmore Small Cap Value Fund                                   A, R, Institutional Service

Gartmore Small Cap Core Fund                                    A, R, Institutional Service

Gartmore Market Neutral Fund                                    A, R, Institutional Service

                              GARTMORE MUTUAL FUNDS
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                     (Amended, Effective December 15, 2006)
                                     Page 3

Gartmore Global Natural Resources Fund                          A, R, Institutional Service

Gartmore Optimal                                                A, R, Institutional Service
         Allocations Fund: Aggressive

Gartmore Optimal                                                A, R, Institutional Service
         Allocations Fund: Moderately
         Aggressive

Gartmore Optimal                                                A, R, Institutional Service
         Allocations Fund: Moderate

Gartmore Optimal                                                A, R, Institutional Service
         Allocations Fund: Specialty

Gartmore Optimal                                                A, R, Institutional Service
         Allocations Fund: Defensive*

NorthPointe Small Cap Growth Fund                               A, R, Institutional Service
NorthPointe Small Cap Value Fund                                A, R, Institutional Service
Gartmore Small Cap Leaders Fund                                 A, R, Institutional Service
Gartmore Hedged Core Equity Fund                                A, R, Institutional Service

______________

The Funds shall pay amounts not  exceeding on an annual  basis a maximum  amount of:

(a)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class A
     Shares of the Funds;

(b)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class D
     Shares of the Funds;

(c)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class R
     Shares of the Funds;

(d)  25 basis  points  (0.25%) of the  average  daily net assets of the  Service
     Class Shares of the Funds;

(e)  25  basis  points   (0.25%)  of  the  average   daily  net  assets  of  the
     Institutional Service Class Shares of the Funds;

(e)  25 basis points (0.25%) of the average daily net assets of the Prime Shares of the Gartmore Money Market Fund; and

(f)  25 basis  points  (0.25%) of the average  daily net assets of the IRA Class
     Shares of the Gartmore Short Duration Bond Fund.

*    Effective  December 15, 2006  following  approval at the September 13, 2006
     Board Meeting.